QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

List of Subsidiaries of the Registrant

Callidus Biopharma, Inc. (Delaware)
Scioderm, Inc. (Delaware)
Scioderm Limited (Ireland)
MiaMed, Inc. (Delaware)
Amicus Therapeutics International Holding Limited (UK)
Amicus Therapeutics UK Limited (UK)
Amicus Therapeutics SAS (France)
Amicus Therapeutics B.V. (Netherlands)
Amicus Therapeutics GmbH (Germany)
Amicus Therapeutics S.L.U. (Spain)
Amicus Therapeutics S.r.l. (Italy)
Amicus Therapeutics K.K.. (Japan)

QuickLinks

  Exhibit 21
List of Subsidiaries of the Registrant